                                                                     EXHIBIT 23b

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 15, 1999, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report on Form 10-K of Colonial Gas Company and subsidiaries for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Colonial Gas Company Registration Statements on Form S-3 (File No. 333-48561).


                                                Grant Thornton LLP


Boston, Massachusetts
March 14, 2000